Prestige Capital Corporation

October 17, 2006

Ronco Corporation
61 Moreland Road
Simi Valley, CA 93065
Attention: Ronald C. Stone

Laurus Master Fund, Ltd.
c/o Laurus Capital Management, LLC
825 Third Avenue, 14th Floor
New York, New York 10022
Attention: Scott Bluestein

Re: Payoff

Ladies and Gentlemen:

The undersigned, Prestige Capital Corporation ("Prestige"), has been advised by Ronco Corporation (the "Seller") and the Seller's subsidiaries and affiliates (collectively, the "Company") that the Company intends to repay all outstanding balances relating to uncollected accounts receivable assigned by the Company to Prestige (collectively, the "Obligations") under the Purchase and Sale Agreement (as amended, modified or supplemented from time to time, (the "Prestige Credit Agreement") using proceeds of an investment made by Laurus Master Fund, Ltd. ("Laurus"). Such repayment should be wire transferred to Prestige pursuant to the following wire instructions:

Bank:	Sovereign Bank
ABA #:	231372691
Account #:	1201744644
Account Name:	Prestige Capital Corp.
Reference:	Ronco

Based on Prestige's books and records, the total amount of the Obligations if paid prior to 5:00 p.m. (New York time) on October 18, 2006 (the "Payoff Date") is $2,763,406.92 (the "Payoff Amount"), which amount includes all principal, fees, costs, expenses and liquidated

damages as of such date; provided, however, that if the Payoff Amount is not received by 5:00 p.m. on the Payoff Date, this letter shall become void.

Prestige hereby (i) acknowledges and agrees that payment of the Payoff Amount will constitute payment in full of all of the Obligations, (ii) represents that it has no other credit arrangements with, loans outstanding to, guaranties by, or interests or liens against the Company or any of the Company's personal or real property, (iii) releases, effective upon the receipt of the Payoff Amount, all security interests and liens which the Company may have granted to Prestige, (iv) agrees that it will, at the Company's expense, terminate all of its agreements with the Company, (v) reassigns to the Company all outstanding accounts receivable assigned by the Company to Prestige and (vi) agrees that neither the Company nor any successor entity to the Company shall have any further liabilities or obligations thereunder.

Nothwithstanding anything to the contrary contained herein, for a period of forty-five (45) days from the date hereunder, Laurus hereby indemnifies Prestige for all checks and other instruments for payments deposited today or prior to the date hereof in Prestige's account for collection on company's behalf which may hereafter be returned for non-payment or for any other reason, and Laurus agrees to repay Prestige on demand the amount of any such check or instrument whereupon Prestige will turn over any such check or other instrument to Laurus.

The amount of any such liabilities indemnified hereupon shall be paid to Prestige by Laurus upon Prestige's demand and Prestige's records setting forth the amount of the demand shall be presumptively deemed to be correct.

Prestige hereby authorizes Laurus and the Company, from time to time after receipt of the Payoff Amount, to file UCC termination statements effecting the foregoing releases, discharges and terminations. Prestige further agrees, from time to time after receipt of the Payoff Amount, at the Company's expense, to execute and deliver to Laurus and the Company such further instruments and documents that are provided to Prestige and to take such further actions as may be reasonably requested to fully effect the foregoing releases, discharges and terminations.

From and after Prestige's receipt of the Payoff Amount in immediately available funds, Prestige agrees to remit to Laurus at the address set forth above within one (1) business day of receipt thereof any and all collections that Prestige may subsequently receive in respect of the Company and all proceeds thereof together with any necessary endorsements.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed in one or more counterparts each of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

Very truly yours,

PRESTIGE CAPITAL CORPORATION, as Lender and Agent

By: ______________________
Name: Harvey L. Kaminski
Title: President/CEO

Acknowledged and Agreed to
as of this 16 day of October 2006:

RONCO CORPORATION

By: ______________________
Name: [redacted] Paul Kabashima
Title: Interim President

Acknowledged and Agreed to
as of this __ day of October 2006:

LAURUS MASTER FUND, LTD.

By: ______________________
Name: David Gr
Title: Director